Exhibit 99.1
3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard 608-278-6141

Spectrum Brands Holdings Announces Agreement to Sell Global Battery and Lighting Business to Energizer Holdings, Inc. for $2.0 Billion in Cash

Transaction Represents Significant Step in Strategy to Reshape Spectrum Brands into Faster-Growing, Higher-Margin, More Focused Consumer Brands Company

Middleton, WI, January 16, 2018 – Spectrum Brands Holdings, Inc. (NYSE: SPB) (“Spectrum Brands”), a global consumer products company offering a portfolio of leading brands providing superior value to consumers and customers every day, announced today that it has entered into a definitive agreement to sell its Global Battery and Lighting Business (“Battery Business”) to Energizer Holdings, Inc. (NYSE: ENR) (“Energizer”) for $2.0 billion in cash. The Company expects to use the net cash proceeds after tax and transaction costs to reduce debt, reinvest in its core businesses both organically and through bolt-on acquisitions, and repurchase shares.

“Today’s announcement is a culmination of our efforts to sell the Battery Business in order to refocus Spectrum Brands and enhance shareholder value. While we have a long and proud heritage in the Battery Business, this is a key part of our re-allocation of capital strategy towards a faster-growing and higher-margin Spectrum Brands,” said David Maura, Executive Chairman of Spectrum Brands Holdings.

Andreas Rouvé, Chief Executive Officer of Spectrum Brands Holdings, said, “Through this transaction, we are making progress towards repositioning ourselves with an increased focus on our remaining businesses of Hardware & Home Improvement, Global Auto Care and Pet, Home & Garden. We are focusing our portfolio to strengthen our business and drive long-term growth and shareholder value.

"Our Global Battery Business is a true reflection of Spectrum Brands’ strengths – a portfolio of well-known and widely trusted brands driven by a culture of innovation and by passionate people to generate consistent results,” Mr. Rouvé added. “We are pleased to be selling to owners who can deliver the necessary resources and market expertise, and provide strong support for our people and the business’ future growth plans.”

The transaction is expected to close prior to the end of calendar 2018, subject to customary closing conditions, including regulatory approvals.

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Spectrum Brands had previously announced on January 3, 2018 that it was exploring strategic alternatives for its Global Batteries & Appliances (GBA) businesses. Spectrum Brands is actively marketing its Appliances business. No assurance can be given that any transaction will result from these efforts. The Company does not intend to comment on or provide updates regarding the exploration of strategic options unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

RBC Capital Markets acted as exclusive financial advisor and Kirkland & Ellis LLP acted as legal advisor to Spectrum Brands in connection with the transaction.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Black + Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, Liquid Fence®, Armor All®, STP® and A/C PRO®. Spectrum Brands' products are sold in approximately 160 countries. Spectrum Brands Holdings generated net sales of approximately $5.01 billion in fiscal 2017. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

Certain matters discussed in this news release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, (2) the risk that regulatory approvals that are required to complete the proposed transaction may not be received, may take longer than expected or may impose adverse conditions, (3) our ability to realize the expected benefits

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of such transaction and to successfully separate the Global Consumer Battery Business, (4) the outcome of our exploration of strategic options for our Appliances business, including uncertainty regarding consummation of any such transaction or transactions and the terms of such transaction or transactions, if any, and, if consummated, the Company’s ability to realize the expected benefits of such transaction; (5) the impact of our indebtedness on our business, financial condition and results of operations; (6) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (7) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (8) the impact of actions taken by significant stockholders; (9) the Special Committee of the Board of Directors’ exploration and negotiation of a potential transaction with HRG Group, Inc., if any, including uncertainty regarding consummation of such transaction and the terms of such transaction, and, if consummated, the Company’s ability to realize the expected benefits of such transaction, potential disruption to our business or diverted management attention as a result of the exploration or negotiation of such transaction; (10) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (11) the potential disruption to our business or diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transaction, in connection with the strategic options for our Appliances business or otherwise; (12) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business; and (13) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets, including those discussed herein and those set forth in the combined securities filing of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

Spectrum Brands Holdings also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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